UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 9, 2003

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number:   0-23832

Florida (State or other jurisdiction of incorporation or organization)	59-2280364 (IRS Employer Identification Number)
4345 Southpoint Blvd. Jacksonville, Florida (Address of principal executive offices)	32216 (Zip code)
Registrant's telephone number	(904) 332-3000

Item 9.   Regulation FD Disclosure

On September 9, 2003, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company and Graham Field Health Products, Inc. (“Graham Field”) jointly announced the formation of an exclusive five-year distribution alliance to serve the home health and long-term care markets in the United States. The new agreement enables the Company’s Elder Care Business to be the exclusive and sole distributor of Graham Field products sold in the United States and is expected to generate $20 million to $25 million in annual revenue in its first twelve months of operation.

Exhibits

Exhibit Number	Description
99.1	Press Release dated September 9, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 9, 2003

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

    99.1        Press Release dated September 9, 2003.